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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.4



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                        TRANSITIONAL SERVICES AGREEMENT


                               by and between


                  AMERICAN PUBLISHING MANAGEMENT SERVICES INC.


                                      and


                         LIBERTY GROUP OPERATING, INC.





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                         This TRANSITIONAL SERVICES AGREEMENT (the
                    "Transitional Services Agreement") is entered into as of this 27th day of January, 1998 by and between AMERICAN PUBLISHING MANAGEMENT SERVICES INC. a corporation organized and existing under the laws of the state of Delaware ("APMS"), and LIBERTY GROUP OPERATING, INC., a Delaware corporation ("CNCO"; the term CNCO shall include all subsidiaries of CNCO unless the context provides otherwise). CNCO and APMS are sometimes hereinafter collectively referred to as the "Parties".


                              W I T N E S S E T H:


     WHEREAS, HOLLINGER INTERNATIONAL INC., a Delaware corporation (the "Company"), APAC-90 INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APAC-90"), AMERICAN PUBLISHING (1991) INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("AP-91"), APAC-95 INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APAC-95"), LIBERTY GROUP PUBLISHING, INC., a Delaware Corporation (the "Investor"), GREEN EQUITY INVESTORS II, L.P., a Delaware limited partnership (the "Guarantor") and CNCO have entered into an Asset Purchase Agreement dated as of November 21, 1997 (the "Asset Purchase Agreement") relating to the sale to CNCO of substantially all of the assets and the assumption of certain liabilities of certain community newspapers and other publications (the "Business") as further identified in Exhibit A to such Asset Purchase Agreement.

     WHEREAS, AMERICAN PUBLISHING COMPANY OF ILLINOIS, a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APC Illinois") (APC Illinois, APAC-90, AP-91 and APAC-95 collectively, the "Subsidiaries"), CNCO, the Company, APAC-90, AP-91 and APAC-95 have entered into an Asset Purchase Agreement dated as of November 21, 1997 (the "Illinois Asset Purchase Agreement") relating to the sale to CNCO of substantially all of the assets and the assumption of certain liabilities of certain community newspapers and other publications (the "Illinois Business") (the Business and the Illinois Business together,

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the "Transferred Business") as further identified in Schedule 1 to such
Illinois Asset Purchase Agreement.

     WHEREAS, CNCO is interested in purchasing certain Services (as defined in Section 1.04) from APMS, a subsidiary of the Company which was responsible for providing such Services to the Subsidiaries prior to the date hereof, during a transition period from the date hereof.


     NOW, THEREFORE, the Parties, intending to become legally bound, hereby agree as follows:

                                   ARTICLE I

                                  Definitions

     For the purposes of this Transitional Services Agreement, the following terms shall have the definitions hereinafter specified:

     SECTION 1.01. "APMS" shall mean American Publishing Management Services Inc. and any of its subsidiaries that perform the Services.

     SECTION 1.02. "CNCO" shall mean Liberty Group Operating, Inc. and its subsidiaries unless the context requires otherwise.

     SECTION 1.03. "Parties" shall mean APMS and CNCO, collectively (and each individually, a "Party").

     SECTION 1.04. "Service" or "Services" shall mean those services described on Schedule A hereto or otherwise provided by APMS pursuant to Section 2.01.

     SECTION 1.05. "Subsidiaries" shall mean APC Illinois, APAC-90, AP-91 and APAC-95, collectively, as well as all subsidiaries of such entities.

     SECTION 1.06. "Transitional Services Agreement" shall mean this contract between the Parties and all schedules hereto.



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     Except as otherwise defined in this Transitional Services Agreement, all terms, the first letters of which are capitalized, shall have the meanings assigned to them in the Asset Purchase Agreement or the Illinois Asset Purchase Agreement, as the case may be.


                                   ARTICLE II

                           Agreement to Sell and Buy

     SECTION 2.01. (a) Provision of Services. APMS shall provide to CNCO, the Services listed and described on Schedule A hereto. In addition, APMS shall furnish to CNCO such other services ("Other Services") as CNCO may reasonably request and to which APMS shall reasonably agree. In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A. Other Services shall be provided on such terms as the Parties may mutually agree, subject to the terms and conditions of this Transitional Services Agreement. Unless otherwise agreed by the Parties, the Services shall be performed by APMS for CNCO in a manner that is substantially the same as the manner in which such Services were generally performed by APMS for the Subsidiaries prior to the date of this Transitional Services Agreement and CNCO shall use such Services for substantially the same purposes and in substantially the same manner as the Subsidiaries had used such Services prior to the date hereof.

     (b) Use of Services. APMS shall be required to provide Services only to CNCO in connection with its conduct of the Transferred Business and such other newspapers and similar publications as CNCO may acquire. Notwithstanding the foregoing, CNCO shall not be required to provide any Services or Other Services with respect to any business conducted by CNCO other than its newspaper publishing business, which includes shoppers and total market coverage publications. CNCO shall not resell any Services or Other Services to any person whatsoever or permit the use of the Services or Other Services by any person other than in connection with the conduct of business in the ordinary course of CNCO and its subsidiaries.

     (c) Relationship of Parties. APMS shall act under this Transitional Services Agreement solely as an


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independent contractor and not as an agent of CNCO.  Employees or agents of
APMS rendering services to CNCO pursuant to this Transitional Services Agreement shall not be deemed employees or agents of CNCO. APMS shall retain the exclusive right of control with respect to such persons.

     (d) Right to Shut Down. APMS shall have the right to shut down temporarily for maintenance purposes the operation of the facilities providing any Service or Other Service whenever in its judgment, reasonably exercised, such action is necessary. If the maintenance is non-scheduled, CNCO shall be notified that maintenance is required. APMS shall give CNCO as much advance notice of any such shutdown as is practicable. Where feasible, this notice shall be given in writing. Where written notice is not feasible, oral notice shall be given and promptly confirmed in writing. APMS shall be relieved of its obligations to provide Services or Other Services during the period that its facilities are so shut down but shall use reasonable efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the conduct of the Transferred Business by the CNCO.

     SECTION 2.02. (a) National Classified Advertising Program. CNCO shall participate in the program pursuant to which individual publications owned by the Company's subsidiaries sell national classified advertising (the "National Classified Advertising Program") on the same basis as the publications which comprise the Transferred Business participated in such National Classified Advertising Program prior to the Closing Date. CNCO's participation in the National Classified Advertising Program and the Services provided by APMS described in item D.3. of Schedule A with respect thereto shall constitute Services for purposes of this Transitional Services Agreement.

     (b) AdQuest Advertising. APMS and CNCO shall jointly negotiate an extension of the term of APMS's agreement with AdQuest relating to the placement of classified advertising on the Internet if APMS and CNCO mutually agree that such joint negotiation would be in the Parties respective best interests.

     SECTION 2.03. Mutual Cooperation. The Parties shall cooperate with each other in connection with the performance of any Services or Other Services hereunder and the transition at the end of the term of this Transitional


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Services Agreement, including, without limitation, by making available on a timely basis all information which is reasonably requested with respect to the performance of Services and Other Services hereunder. CNCO shall make available on a timely basis to APMS all information and materials reasonably requested by APMS to enable it to provide the Services and Other Services. CNCO shall give APMS reasonable access, during regular business hours and at such other times as are reasonably required, to the premises on which CNCO conduct business for the purposes of providing Services and Other Services. During the term of this Agreement, for six months following the expiration of this Transitional Services Agreement and in connection with the year end audit for the year that this Transitional Services Agreement expires, the Parties shall make available to each other on a timely basis all information with respect to the performance of Services and Other Services hereunder which is reasonably requested.

     SECTION 2.04. Books and Records. APMS shall keep books and records of the Services and Other Services provided and reasonable supporting documentation of all out-of-pocket costs incurred in connection with providing such Services and Other Services, and shall make such books and records available to CNCO, upon reasonable notice, during normal business hours.


                                  ARTICLE III

                     Fees; Payment; Independent Contractor

     SECTION 3.01. Fees. APMS will provide the Services to CNCO at Cost. "Cost" means a dollar amount equal to (x) APMS's annual cost to operate its Marion, Illinois administrative office, exclusive of costs (including employee costs) related to services which are not of the types not provided hereunder, multiplied by (y) a ratio (the "Ratio") equal to (i) the number of newspapers and other publications having daily circulation owned by CNCO on the Closing Date, after giving effect to the transactions contemplated by the Equity Purchase Agreement, divided by (ii) the number of newspapers and other publications having daily circulation owned by American Publishing Company (directly or indirectly) immediately prior to the Closing; provided that Cost shall be adjusted for (i) changes in the number of newspapers and other



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publications owned by CNCO, as the parties shall mutually agree and (ii)
changes (not in excess of 10% per year) in the employee and other costs to APMS of providing the Services and the Other Services. In addition, to the extent that APMS agrees to provide any Other Services, the fee, for such Other Services shall be as mutually agreed to by APMS and CNCO. Notwithstanding the foregoing, APMS shall retain the right to charge payroll fees ("Payroll Fees") on behalf of CNCO to each location based upon the number of employees at such location who are paid via direct deposit in accordance with the schedule of fees then in effect with respect to the Subsidiaries. Such Payroll Fees shall be paid directly to CNCO or a subsidiary thereof. In addition, CNCO shall reimburse APMS, within 30 days after the receipt of any invoice therefor and presentation of any such supporting documentation that CNCO may reasonably request, for (i) any and all non-salary expenses related to training newspaper staff in sourcing co-op advertising as described in item D.1. of Schedule A if such training is requested by CNCO and (ii) any reasonable out-of-pocket traveling expenses (including reimbursement for economy class travel and accommodations) incurred at CNCO's request by employees of APMS in the course of performing Services or Other Services hereunder during or any time after the first calendar month which commences more than 90 days after the date hereof. Notwithstanding anything to the contrary herein, the fee for the classified advertising consulting Services provided by Dennis Wade described in item D.2. of Schedule A shall be $300 per day plus reasonable expenses.

     SECTION 3.02. Payment. Itemized statements will be rendered each month by APMS to CNCO for Services and Other Services delivered during the preceding month, and each such statement shall set forth in reasonable detail a description of such Services and Other Services and the amounts charged therefor. The amounts due under each invoice shall be paid in full within 30 days after the date thereof and such payment shall be accompanied by a copy of the applicable invoice. Statements not paid within such 30-

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day period shall be subject to late charges for each month or portion thereof the statement is overdue, calculated as the lesser of the following:

           (i) the then current prime rate offered by The First National Bank of Chicago, plus one percentage point, or

           (ii) the maximum rate allowed by applicable law.

Notwithstanding the foregoing, if an invoice is disputed in good faith and APMS receives prompt written notice of such dispute, late charges pursuant to clauses (i) and (ii) above shall not begin to accrue until such dispute is resolved.

     SECTION 3.03. Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS TRANSITIONAL SERVICES AGREEMENT, THE SERVICES AND OTHER SERVICES AND GOODS TO BE PURCHASED UNDER THIS TRANSITIONAL SERVICES AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. APMS DOES NOT MAKE ANY WARRANTY THAT ANY SERVICE OR OTHER SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.

     SECTION 3.04. Taxes. All payments by CNCO to APMS under this Transitional Services Agreement shall be grossed-up by CNCO to cover any sales tax or similar tax ("Taxes") (but excluding any tax based upon the net income of APMS) payable with respect to the provision by APMS of Services, and APMS shall be solely responsible for paying any such Taxes to the appropriate Governmental Authority.

                                   ARTICLE IV

                          Term of Particular Services

     SECTION 4.01. (a) Term of Services. The provision of Services shall commence on the date hereof and, with respect to each Service and Other Service, shall terminate on the third anniversary of the date hereof; provided, however, that: (i) CNCO may cancel any Service or Other Service upon 90 days' written notice and (ii) APMS may cease to provide any Service or Other Service upon 60 days' written notice to CNCO if APMS ceases to provide such


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Service or Other Service to the Company's subsidiaries, divisions and business units; provided that APMS may not provide such notice of its intent to cease providing any Service or Other Service hereunder until one year from the date hereof. Notwithstanding the foregoing, APMS may cease to provide the classified advertising consulting Services of Dennis Wade to CNCO at any time if Mr. Wade ceases to be employed by APMS.

     (b) Return of Books and Records. Upon the termination of a Service or Other Service with respect to which CNCO holds books, records or files, including, but not limited to, current and archived copies of computer files, owned by CNCO and used by APMS in connection with the provision of a Service to CNCO, APMS shall return all of such books, records or files as soon as reasonably practicable. APMS shall bear all costs and expenses associated with the return of such documents. At its own expense, APMS may make a copy of such books, records or files for its legal files.


                                   ARTICLE V

                                    Benefits


     SECTION 5.01. Savings Plan. Prior to the Transfer Date, CNCO shall have established a defined contribution plan within the meaning of Section 3(34) of the Employment Retirement Income Security Act of 1974, as amended (the "CNCO 401k Plan"), which is substantially similar in all material respects to the American Publishing Retirement Savings Plan (the "AP 401k Plan"), for the benefit of employees of CNCO, including the Employees, after the Transfer Date. Effective as of the Transfer Date (i) APMS shall cause the Employees to cease participation in the AP 401k Plan and (ii) the Employees who were eligible to participate in the AP 401K Plan immediately prior to the Transfer Date shall become participants in the CNCO 401k Plan. Employees participating in the CNCO 401k Plan shall be vested in such CNCO 401k Plan to the same extent that they were vested under the AP 401k Plan immediately prior to the Transfer Date. Employees who receive an eligible rollover distribution within the meaning of
Section 402(f) of the Internal Revenue Code of 1986, as amended (the "Code"), including a direct rollover distribution (within the meaning of Section 401(a)(31) of the Code, and regulations thereunder) from the AP 401k Plan shall be permitted to make a rollover contribution to the CNCO 401k Plan. To the extent that an Employee is eligible to make a rollover contribution of a direct rollover distribution (within


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the meaning of Section 401(a)(31) of the Code and the regulations thereunder)
from the AP 401k Plan to the CNCO 401k Plan, such rollover contribution may include promissory notes for loans made to such Employee under the terms of the AP 401k Plan. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain Services described in Schedule A hereto in connection with the management and administration of the CNCO 401K Plan and such Other Services with respect to the CNCO 401K Plan as APMS and CNCO may agree upon, subject to the provisions of this Transitional Service Agreement. APMS and CNCO shall cooperate in good faith to expedite the creation of the CNCO 401k Plan.

     SECTION 5.02. Medical and Dental Benefits. Effective as of the date immediately following the Transfer Date, (i) APMS shall cause the Employees to cease coverage under and participation in the American Publishing Group Health Plan and the underlying insurance policy or policies (the "AP Health Plan") and the other health plans and the underlying insurance policies held in the names of the community newspapers and other publications which comprise the Transferred Business which apply to Employees not covered by the AP Health Plan (the "Other Health Plans") and (ii) CNCO shall establish (a) health care plans (the "CNCO Health Plans") substantially similar in all material respects to the AP Health Plan and the Other Health Plans to cover Employees (and their eligible dependents) who were covered by the AP Health Plan and the Other Health Plans, as applicable, prior to the Transfer Date on the substantially same basis and subject to substantially the same conditions that would have applied to such Employees (and their dependents) absent the transactions contemplated by the Equity Purchase Agreement, the Transfer Service Agreement and the related documents and (b) a corresponding Code Section 125 plan or plans. The CNCO Health Plans shall waive any waiting period requirement and any pre-existing condition and actively-at-work exclusions (but only to the extent that Employees were not subject to such requirements and exclusions prior to the Transfer Date) and shall provide that any expenses incurred on or before the Transfer Date under the AP Health Plan or the Other Health Plans, as


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applicable, shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under the corresponding CNCO Health Plans. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain Services described in Schedule A hereto in connection with the management and administration of the CNCO Health Plans and such Other Services with respect to the CNCO Health Plans as APMS and CNCO may agree upon, subject to the provisions of this Transitional Services Agreement. Notwithstanding the foregoing, APMS shall not be required to provide any Services with respect to the CNCO Health Plans if such CNCO Health Plans are not with the same health care provider or providers and insurance carrier or carriers which covered the Employees participating in the AP Health Plan prior to the Transfer Date unless and until the Parties mutually agree on services to be provided, in which case such services shall be treated as Other Services for purposes of this Transitional Services Agreement.

     SECTION 5.03. Disability Coverage. Effective as of the date immediately following the Transfer Date (i) APMS shall cause the Employees to cease coverage under and participation in (x) the Fortis Long-Term Disability Plan and the underlying insurance policy or policies and (y) the American Publishing Short Term Disability Plan and the underlying insurance policy or policies and
(ii) CNCO shall establish (x) a long-term disability plan (the "CNCO Long-Term Disability Plan") which provides coverage to Employees which is substantially similar in all material respects to the coverage they received under the Fortis Long-Term Disability Plan and (y) such other short-term disability plan or plans as it deems appropriate, if any, (the "CNCO Short-Term Disability Plan"). CNCO shall use its commercially reasonable efforts to ensure that no Employee shall be subject to any waiting period or pre-existing condition exclusion with respect to coverage under the CNCO Long-Term Disability Plan which would not have applied absent his or her transfer of employment to CNCO. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain Services described in Schedule A hereto in connection with the management and the administration of the CNCO Long-Term Disability Plan and such Other Services with respect to the CNCO Long-Term Disability Plan as APMS and CNCO may agree upon, subject to the provisions of this Transitional Services Agreement. APMS will not be required to provide any services in

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connection with (i) the CNCO Long-Term Disability plan if Fortis is not the insurance provider under such plan and (ii) the CNCO Short-Term Disability Plan, if any, unless and until the Parties mutually agree on services to be provided, in which case such services shall be treated as Other Services for purposes of this Transitional Services Agreement.

     SECTION 5.04. Life Insurance. Effective as of the date immediately following the Transfer Date (i) APMS shall cause the Employees to cease coverage under and participation in the American Publishing Life Insurance Plan and the underlying insurance policy or policies and (ii) CNCO shall establish a life insurance plan (the "CNCO Life Insurance Plan") which provides coverage to Employees (and their eligible dependents) which is substantially similar in all material respects to the coverage they received under the American Publishing Life Insurance Plan. CNCO shall use its commercially reasonable efforts to ensure that no Employee shall be subject to any waiting period with respect to such coverage under such CNCO Life Insurance Plan which would not have applied absent his or her transfer of employment to CNCO. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain services in connection with the management and the administration of the CNCO Life Insurance Plan described in Schedule A hereto and such Other Services with respect to the CNCO Life Insurance Plan as APMS and CNCO may agree upon, subject to the provisions of this Transitional Services Agreement.

     SECTION 5.05 Other Insurance. Effective as of the date immediately following the Transfer Date, (i) APMS shall terminate all current policies of liability, fire, extended coverage, fidelity, fiduciary, workers' compensation and other forms of insurance in force as of the Transfer Date covering the Transferred Business (the "APMS Insurance Policies") and (ii) CNCO shall obtain such insurance policies (the "CNCO Insurance Policies") with respect to the Transferred Business as it deems advisable; provided that CNCO shall cause the Employees to be covered under a workers' compensation policy on the same basis and subject to substantially the same conditions that would have applied to such Employees absent the transactions contemplated by the Equity Purchase Agreement, the Transfer Agreement and the other documents referred to herein and therein. Effective as of the date immediately following the

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Transfer Date, APMS shall provide CNCO with certain Services described in
Schedule A hereto in connection with the administration of the CNCO Insurance Policies and such Other Services with respect to the CNCO Insurance Policies as APMS and CNCO shall agree upon, subject to the provisions of this Transitional Services Agreement. Notwithstanding the foregoing, APMS shall not be required to provide any Services with respect to the CNCO Insurance Policies if such policies are not with the same insurance carriers which provided coverage to the Transferred Business under the APMS Insurance Policies prior to the Transfer Date unless and until the Parties mutually agree on services to be provided, in which case such services shall be treated as Other Services for purposes of this Transitional Services Agreement.

     SECTION 5.06. Indemnification. Notwithstanding anything to the contrary herein, all claims for indemnification and other claims relating to any matter covered in Article V of this Transitional Services Agreement shall be governed by the terms of the Transfer Agreement.


                                   ARTICLE VI

                                 Force Majeure

     SECTION 6.01. Force Majeure. APMS shall not be liable for any interruption of Service or Other Service, delay or failure to perform under this Transitional Services Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including but not limited to any strikes, lock-outs or other labor difficulties, acts or any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities. In any such event, APMS's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. APMS will promptly notify CNCO, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, APMS will use commercially reasonable efforts to resume its performance with the least possible delay.


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                                  ARTICLE VII

                                  Liabilities

     SECTION 7.01. Consequential and Other Damages. APMS shall not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service or Other Service hereunder, including but not limited to, loss of profits, business interruptions and claims of customers.

     SECTION 7.02. Limitation of Liability. In any event, the liability of APMS with respect to this Transitional Services Agreement or anything done in connection herewith, including but not limited to the performance or breach hereof, or from the sale, delivery, provision or use of any Service or Other Service or product provided under or covered by this Transitional Services Agreement, whether in contract, tort (including negligence or strict liability) or otherwise, shall not exceed the fees previously paid to APMS by CNCO in respect of the Service or Other Service from which such liability flows.

     SECTION 7.03. Release and Indemnity. Except as specifically set forth in this Transitional Services Agreement, CNCO hereby releases APMS, its employees, agents, officers and directors ("APMS Indemnitees") and agrees to indemnify and hold harmless APMS, its employees, agents, officers and directors, from any and all claims, demands, complaints, liabilities, losses, damages (other than special, indirect, incidental or consequential damages of APMS Indemnitees) and all costs and expenses arising from or relating to the use of any Service or Other Service or product provided hereunder by CNCO or any person using such product or Service pursuant to Section 3.06 of this Transitional Services Agreement to the extent not arising from the gross negligence or willful misconduct of APMS. APMS represents and warrants that it has all necessary right and authority to provide the Services and Other Services to CNCO hereunder.

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                                  ARTICLE VIII

                                  Termination

     SECTION 8.01. Termination. This Transitional Services Agreement shall terminate on the earliest to occur of (i) the third anniversary of the Transfer Date, (ii) the date on which the provision of all Services and Other Services have terminated or been canceled pursuant to Section 4 and (iii) the date on which this Transitional Services Agreement is terminated pursuant to Section 8.02.

     SECTION 8.02. Breach of Transitional Services Agreement. If either of the Parties shall cause or suffer to exist any breach of any of its obligations under this Transitional Services Agreement, including but not limited to any failure to make payments when due, and said Party does not cure such default within 10 business days after receiving written notice thereof form the non-breaching Party, the non-breaching Party may terminate this Transitional Services Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination.

     SECTION 8.03. Sums Due. In the event of a termination of this Transitional Services Agreement, APMS shall be entitled to all outstanding amounts due from CNCO up to the date of termination.

     SECTION 8.04.  Effect of Termination.  Sections 3.04, 4.01(b), 6.01, 7.01,
8.03 and 9.01 and this Section 8.04 shall survive any termination of this Transitional Services Agreement.


                                   ARTICLE IX

                                 Miscellaneous

     SECTION 9.01. Notices. All notices or other communications made in connection with this Transitional Services Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given
(i) two business days after it is sent by express,


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registered or certified mail, return receipt requested, postage prepaid or (ii)
one business day after it is sent by overnight courier, in every case, addressed as follows:

             (i)  If to CNCO:

                  Liberty Group Operating, Inc.
                  c/o Liberty Group Publishing, Inc.
                  3000 Dundee Road
                  Suite 203
                  Northbrook, IL  60062
                  Telecopy:  (847) 272-6244
                  Attention: Kenneth L. Serota

                  with a copy (which shall not
                    constitute notice) to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, IL 60603
                  Telecopy:  (312) 701-7711
                  Attention: Scott J. Davis, Esq.

             (ii) If to APMS:

                  American Publishing Management Services Inc.
                  606 North Van Buren
                  Marion, IL 62959
                  Telecopy:  (618) 997-4018
                  Attention: Roland McBride


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                  with copies (which shall not
                    constitute notice) to:

                  Hollinger Inc.
                  10 Toronto Street
                  Toronto, Ontario M5C 2B7
                  Canada
                  Attn:  Vice President and General Counsel
                  Facsimile Number: (416) 364-2088

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 8th Avenue
                  New York, New York 10019
                  Attn:  William P. Rogers, Esq.
                  Facsimile Number: (212) 474-3700

or, in each case, at such other address as may be specified in writing to the other Parties hereto. Any Party may give notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, telecopy, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

     SECTION 9.02. Headings. The headings contained in this Transitional Services Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Transitional Services Agreement.

     SECTION 9.03. Schedules. All schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Transitional Services Agreement as if set forth in full herein. Capitalized terms used in any schedule but not otherwise defined therein shall have the respective meanings assigned to such terms in this Transitional Services Agreement or in the Transfer Agreement, as applicable.

     SECTION 9.04. Entire Agreement. This Transitional Services Agreement and the other agreements, including the Transfer Agreement, referred to herein and therein constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

     SECTION 9.05. Counterparts. This Transitional Services Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     SECTION 9.06. Governing Law. This Transitional Services Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the state of Delaware, without giving effect to the conflict of laws rules thereof.

     SECTION 9.07. Governing Law; Consent to Jurisdiction. This Transitional Services Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction. All disputes, litigation, proceedings or other legal actions by any Party to this Transitional Services Agreement in connection with or relating to this Transitional Services Agreement or any matters described or contemplated in this Transitional Service Agreement shall be instituted in the courts of the State of Delaware or of the United States sitting in the State of Delaware. Each Party to this Transitional Service Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Transitional Services Agreement. Each Party to this Agreement will maintain at all times a duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided in Section 9.01, with such service deemed effective on the fifteenth day after the date of such mailing. Each Party to this Transitional Services Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Transitional Services Agreement and, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Transitional Services Agreement brought in the courts of the State of Delaware or of the United States sitting in the State of Delaware and any claim that any proceeding under this Transitional Services Agreement brought in any such court has been brought in an inconvenient forum.

     SECTION 9.08. Binding Effect. This Transitional Services Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

     SECTION 9.09. Assignment. This Transitional Services Agreement shall not be assignable by any Party without the prior written consent of other Parties; provided that (a) CNCO may assign this Transitional Services Agreement to (i) the Investor and (ii) its permitted assigns under the Equity Purchase Agreement and (b) APMS may delegate performance of all or any part of its obligations under this Transitional Services Agreement to (i) any subsidiary of APMS and
(ii) third parties to the extent such third parties are routinely used to provide such Services to other businesses of the Company, provided, further, that, in each case, no such delegation shall in any way affect APMS's obligations under this Transitional Services Agreement. Any purported assignment in violation of this Section 9.07 shall be void.

     SECTION 9.10.  No Third Party Beneficiaries.  Except as provided in
Section 7.02 with respect to release and indemnity, nothing in this Transitional Services Agreement shall confer any rights upon any person or entity other than CNCO and APMS and each such Party's respective successors and permitted assigns.

     SECTION 9.11. Amendment; Waivers, etc. No amendment, modification or discharge of this Transitional Services Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

     SECTION 9.12. Severability. If any provision of this Transitional Services Agreement or the other agreements, including the Transfer Agreement, referred to herein or therein, or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

     SECTION 9.13. (a) Confidentiality. Except as otherwise provided in this Transitional Services Agreement, APMS will, and will cause its affiliates (and their respective officers, employees, accountants, counsel, financial advisors and other representatives to whom they disclose such information) to hold in strict confidence and not use or disclose all confidential and proprietary information relating to CNCO in the possession of APMS or to which APMS is given access without the prior written consent of CNCO and (b) CNCO will, and will cause its affiliates (and their respective officers, employees, accountants, counsel, financial advisors and other representatives to whom they disclose such information) to hold in strict confidence and not use or disclose all confidential and proprietary information relating to APMS in the possession of CNCO or to which CNCO is given access that is not information that relates solely to CNCO without the prior written consent of APMS. Notwithstanding anything herein to the contrary, the provisions of this Section 9.13 shall not apply to the disclosure by any Party hereto or their respective affiliates of any information, documents or materials (i) which are, or become, publicly available, other than by reason of a breach of this Section 9.13 by the disclosing party or by any subsidiary or any affiliate of the disclosing party,
(ii) received from a third party not bound by any confidentiality requirement with the other Parties hereto, (iii) required by applicable law to be disclosed by such Party, or (iv) necessary to establish such Party's rights under this Transitional Services Agreement, the Transfer Agreement, the Equity Purchase Agreement or any other agreement or document referred to herein or therein; provided that, in the case of clauses (iii) and (iv), the person intending to make disclosure of confidential information will promptly notify the Party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such Party a reasonable opportunity to prevent such public disclosure.

     (b) Title to Data. CNCO acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by APMS, by reason of APMS's provision of the Services provided hereunder. APMS agrees that all records, data, files, input materials and other information received or computed for the benefit of CNCO and which relate to the conduct of the Transferred Business are the property of CNCO.

     IN WITNESS WHEREOF, the Parties have executed this Transitional Services Agreement as of the date first written above.

                                 AMERICAN PUBLISHING MANAGEMENT SERVICES INC.

                                     by  /s/ J.A. Boultbee
                                       -----------------------------
                                              Name:
                                              Title:


                                 LIBERTY GROUP OPERATING, INC.

                                     by /s/ Kenneth L. Serota
                                       -----------------------------
                                              Name: Kenneth L. Serota
                                              Title: President

                                   SCHEDULE A



Services to be provided by APMS pursuant to the Transitional Services
Agreement.

A. Accounting and finance related information systems and administrative processing support.

      1. Maintenance of normal books and records, including, but not limited to, general and subsidiary ledgers and appropriate supporting documentation in both hard copy and electronic form.

      2. Payroll system and related payroll accounting and payroll tax processing support for Employees, including, but not limited to, the following:

           (a) Periodic payroll processing, check preparation, check reconciliation and all related payroll record keeping.

           (b) Reports and systems interfaces supporting employee benefits processing and record keeping for both the employee benefit programs that continue to be administered by APMS (as described in paragraph C below) and deductions processing and reporting for benefit programs that are no longer directly administered by APMS but are transferred to other insurance carriers or administrators.

           (c) Access to and retrievals or reporting from the employee information data base including the prior three years of employee data and payroll statistics.

           (d)  Record retention archival and storage services.

      3. Information systems, processing and administrative support for fixed asset accounting and related tax functions, including, but not limited to, capabilities such as the following:

           (a) Storage on APMS's information system of fixed asset records including asset information, original costs, tax and book depreciation and net book value (all as determined by taking into account adjustments to basis, net book value and depreciation lives and methods resulting from the purchase or other acquisition of the Assets by CNCO).

           (b) Access to APMS's information for the purpose of maintaining and retrieving fixed asset records.

           (c) Calculation of tax and book depreciation in a form sufficient for generating accounting entries and any and all currently available management reports (taking into account the adjustments described in (a), above).

           (d) Access to data and administrative processing and technical support for preparation of personal property tax returns.

           (e)  Financial statement reporting, including audit support services.

           (f) Accounts payable, in the same manner as provided to the Subsidiaries on the Closing Date.

           (g)  Capital expenditure tracking and review.

           (h)  Preparation for tax return preparation.

           (i)  Preparation for audit preparation.


      4.   Assistance with the budget process.

B. APMS will provide treasury services for CNCO in connection with all aspects of investment of funds, cash management and general banking relations.

C. Employee Benefits and Insurance Coverage, Administration and Information Systems Processing Support.

      1. APMS will provide administrative support, enrollment, premium administration, claims processing, record keeping and administration coordination with insurance carriers, third party administrators, and utilization review vendors for the following CNCO health and welfare and insurance plans:

           (a) Liberty Group Management Services, Inc. Employee Benefits Plan administered by Unicare

           (b) Liberty Group Publishing Retirement Savings Plan (401K) administered by Principal Financial Group

           (c) Liberty Group Universal Life Insurance Program administered by Principal Financial Group

           (d) Unemployment Compensation

           (e) Workers' Compensation

      2. APMS will provide services limited to premium payroll deduction processing for the following benefits:

           (a)  Fortis Long-Term Disability Plan


      3.   The following services will not be provided by APMS:

           (a) Record keeping and reporting for other employee benefits, including vacations and holidays

D.    Advertising Services.

      1. APMS will provide co-op advertising services, including sourcing of co-op advertising and training newspaper sales staff in sourcing co-op advertising.

      2. Dennis Wade will provide classified advertising consulting services.

      3. APMS will distribute the proceeds of the central cash receipts collected through the National Classified Advertising Program.





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